                                                                      EXHIBIT 99




                   HARRIS REPORTS 16 PERCENT EARNINGS INCREASE
                   -------------------------------------------
                               FOR SECOND QUARTER
                               ------------------

         MELBOURNE, Florida, January 21, 1998 - Harris Corporation reported a 16 percent increase in earnings for the second quarter ended January 2 - representing the company's eighteenth consecutive quarter of double-digit, year-to-year profit increases.

         Net income rose 16 percent to $52.7 million compared with $45.5 million for the year earlier quarter. Sales for the quarter rose to $970 million. Earnings per share for the quarter were up 14 percent to $.67 versus $.59, adjusted for the company's two-for-one stock split in September, 1997.

Business Sectors
----------------

         Commenting on the overall performance of the business units, Phillip W. Farmer, Harris chairman and chief executive, said, "Difficult market conditions caused by the Asian economic crisis impacted each of our businesses during the second quarter. These conditions slowed sales growth and increased pricing pressures.

         "Earnings at the Semiconductor Sector rose 26 percent to $12.1 million, representing increased royalties, growth in the company's power semiconductor area, and productivity improvements throughout the sector. Sector sales rose 8 percent to $174.7 million, spurred by strong demand for the company's power products. The sector's sales were hurt late in the second quarter by the downturn in the Asian markets, where we provide semiconductors for a variety of applications.

         "The Communications Sector's net income grew more than 40 percent to $15.7 million on a 4 percent decline in sales. The sector's income benefited from the sale of investment securities, which was partially offset by marketing expenses associated with the rollout of digital television (DTV). The sector's sales growth was slowed by uncertainties resulting from the international currency turmoil, and the deferral of the use of microwave radios in the PCS rollout in the U.S.



                                      -1-

                                     (more)


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                                       -2-

         "Sales at Lanier Worldwide grew 8 percent to $318.9 million due to the demand for the full range of the sector's products and services, particularly the new digital office devices. The sector's net income rose 3 percent to $17.2 million during the quarter, as margins came under increasing pricing pressures in the face of the weakening yen.

         "The Electronic Systems Sector recorded a sales decline of 2 percent to $238 million, while net income was off by 4 percent. During the quarter, the sector's core defense-related business continued to demonstrate good growth performance, offsetting declines in FAA programs and the spin-out of sales to the GE Harris Energy Systems joint venture. "

Six Months
----------

         Net income for the six months was $96 million or $1.22 per share, compared with $84 million or $1.08 per share last year - up 15 percent and 13 percent respectively. Sales for the six-month period rose to $1,950 million, compared with $1,829 million last year.

Outlook
-------

         Mr. Farmer said, "Harris continues to show strong earnings performance in the face of difficult market conditions. These conditions are not likely to improve in the near term. Worldwide market reaction to the Asian crisis will continue to place severe pricing pressures on our sectors, particularly semiconductor. However, we continue to experience strong demand for many of our products and services - especially microwave radio systems and Lanier office products. While we remain cautious about the near term, we are optimistic about our ability to achieve another year of double digit earnings growth this fiscal year."

         This press release contains forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results of the company to differ materially from those matters expressed in or implied by such forward-looking statements. For more information and a discussion of such risks, reference is made to the company's Form 10-K/A and other filings made with the Securities and Exchange Commission.

                                  #   #   #

SUMMARY ATTACHED

                               HARRIS CORPORATION

                          FY'98 SECOND QUARTER SUMMARY
                          ----------------------------




CONDENSED CONSOLIDATED STATEMENT OF INCOME
------------------------------------------
(In millions except per share amounts)




                                                              Quarter Ended                   Two Quarters Ended
                                                           Jan. 2      Dec. 31              Jan. 2        Dec. 31
                                                            1998        1996                 1998           1996
                                                            ----        ----                 ----           ----

REVENUE
Revenue from sales, rentals
  and services. . . . .                                   $ 970.0      $ 945.9             $1,949.6       $1,829.3
Interest. . . . . . . . . .                                   9.7          9.1                 19.5           18.2
                                                              ---          ---                 ----           ----
                                                            979.7        955.0              1,969.1        1,847.5

COSTS AND EXPENSES
Cost of sales, rentals
  and services. . . . . . .                                 641.0        634.3              1,296.8        1,220.0
Engineering, selling, and
  administrative expenses .                                 245.6        239.0                496.5          469.9
Interest. . . . . . . . . .                                  16.4         16.0                 33.3           30.8
Other-net . . . . . . . . .                                 (3.1)        (3.8)                (3.4)           (.9)
                                                            ----         ----                 ----            ---
Income before income
  taxes . . . . . . . . . .                                  79.8         69.5                145.9          127.7
Income taxes. . . . . . . .                                  27.1         24.0                 49.6           44.1
                                                             ----         ----                 ----           ----
Net Income. . . . . . . . .                                 $52.7      $  45.5             $   96.3       $   83.6
                                                            =====       ======              =======        =======

NET INCOME PER SHARE
  Basic . . . . . . . . . .                                 $ .67        $ .59                $1.22          $1.08
  Diluted . . . . . . . . .                                 $ .66        $ .58                $1.20          $1.07

Cash dividends paid
  per common share. . . . .                                 $ .22        $ .19                $ .44          $ .38

Average shares
  outstanding . . . . . . .                                  79.2         77.1                 79.2           77.2

                               HARRIS CORPORATION

                          FY'98 SECOND QUARTER SUMMARY
                          ----------------------------


CONDENSED CONSOLIDATED BALANCE SHEET                                                        Jan. 2         Dec. 31
------------------------------------                                                         1998           1996
(In millions)                                                                              --------        -------

ASSETS
Cash, cash equivalents, and marketable
  securities. . . . . . . . . . . . . . . .                                                $  104.7       $  178.6
Trade receivables . . . . . . . . . . . . .                                                   786.3          756.1
Unbilled costs and accrued earnings . . . .                                                   309.7          401.1
Inventories . . . . . . . . . . . . . . . .                                                   630.5          606.8
Deferred income taxes . . . . . . . . . . .                                                   130.9          138.9
Plant and equipment . . . . . . . . . . . .                                                   918.4          827.3
Non-current notes receivable - net. . . . .                                                   213.2          217.9
Intangibles resulting from acquisitions . .                                                   219.5          210.9
Other assets. . . . . . . . . . . . . . . .                                                   302.7          175.0
                                                                                              -----          -----
                                                                                           $3,615.9       $3,512.6
                                                                                           ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt . . . . . . . . . . . . . .                                                $  315.1       $  272.3
Trade payables and accrued expenses . . . .                                                   558.9          618.0
Advance payments and unearned income. . . .                                                   258.1          296.8
Income taxes. . . . . . . . . . . . . . . .                                                    93.6           83.6
Non-current deferred income taxes . . . . .                                                    80.9           70.6
Long-term debt. . . . . . . . . . . . . . .                                                   686.4          689.0
Shareholders' equity. . . . . . . . . . . .                                                 1,622.9        1,482.3
                                                                                            -------        -------
                                                                                           $3,615.9       $3,512.6
                                                                                           ========       ========

                               HARRIS CORPORATION

                          FY'98 SECOND QUARTER SUMMARY

BUSINESS SEGMENT INFORMATION
----------------------------
(In millions except per share amounts)



                                                            Quarter Ended                    Two Quarters Ended
                                                          Jan. 2       Dec. 31              Jan. 2        Dec. 31
                                                           1998         1996                 1998           1996
                                                           ----         ----                 ----           ----

NET SALES
Communications. . . . . . . . .                           $ 238.8      $ 248.4              $ 479.0        $ 456.5
Semiconductor . . . . . . . . .                             174.7        161.3                355.5          322.8
Lanier Worldwide. . . . . . . .                             318.9        294.1                616.1          553.5
Electronic Systems. . . . . . .                             237.6        242.1                499.0          496.5
                                                            -----        -----                -----          -----
Total . . . . . . . . . . . . .                           $ 970.0      $ 945.9             $1,949.6       $1,829.3
                                                            =====        =====              =======        =======

OPERATING PROFIT
Communications. . . . . . . . .                           $  29.3      $  22.0              $  53.5        $  41.6
Semiconductor . . . . . . . . .                              23.0         19.1                 44.9           39.8
Lanier Worldwide. . . . . . . .                              35.8         33.0                 64.0           55.6
Electronic Systems. . . . . . .                              18.7         17.3                 39.4           36.6
Corporate Expense . . . . . . .                            (10.6)        (5.9)               (22.6)         (15.1)
Interest Expense. . . . . . . .                            (16.4)       (16.0)               (33.3)         (30.8)
                                                           -----        -----                -----          -----
Total . . . . . . . . . . . . .                           $  79.8      $  69.5              $ 145.9        $ 127.7
                                                           ======       ======               ======         ======

NET INCOME
Communications. . . . . . . . .                           $  15.7      $  11.2              $  28.0        $  20.8
Semiconductor . . . . . . . . .                              12.1          9.6                 22.7           19.6
Lanier Worldwide. . . . . . . .                              17.2         16.7                 29.4           27.2
Electronic Systems. . . . . . .                               7.7          8.0                 16.2           16.0
                                                              ---          ---                 ----           ----
Total . . . . . . . . . . . . .                           $  52.7      $  45.5              $  96.3        $  83.6
                                                           ======       ======               ======         ======

NET INCOME PER SHARE. . . . . .                             $ .67        $ .59                $1.22          $1.08
                                                              ===          ===                 ====           ====